AMENDMENT AGREEMENT TO

SUBSCRIPTION AGREEMENT AND WARRANTS AGREEMENT – SERIES A PREFERRED

THIS AMENDMENT AGREEMENT (this “Amendment”), dated as of this 25th day of August, 2011, is made by and between the subscribers signatory hereto (the “Subscriber”) and YesDTC Holdings Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, the Company and the Subscriber are parties to a preferred stock purchase of 40,000 shares of the Company’s Series A Convertible Stock, which is convertible into 40 million shares of the Company’ common stock and warrants to purchase an additional 20 million shares of common stock (the “Warrant”);

WHEREAS, the Warrant is exercisable at an exercise price of $0.05 per share (the “Exercise Price”).

WHEREAS, the Subscriber and the Company have each separately determined that it is in the parties’ collective best interests to further amend the Subscription Agreement and the Warrants pursuant to the terms of this Amendment.

NOW, THEREFORE, for consideration of an additional capital injection into the Company of $100,000 at terms specified in a separate subscription agreement and in consideration of the premises and the mutual covenants and agreements herein contained, the Subscriber and the Company do hereby agree as follows:

1.
The Company and Subscriber agree to modify the conversion price of the Series A Convertible Stock from $0.005 to $0.002 subject to obtaining the requisite stockholder consent and compliance with SEC review and notice requirements.

2.	The Company and Subscriber agree to lower the Exercise price of the Warrants from $0.05 to $0.01.

3.
The Company represents and warrants to the Subscriber that all action on the part of the Company necessary for the authorization, execution and delivery of this Amendment and the performance of its obligations thereunder have been duly taken and this Amendment, when executed and delivered by the Company, assuming due execution and delivery of this Amendment by the Subscriber, shall constitute a valid and legally binding obligation of the Company, enforceable against each of them in accordance with its terms.

4.	This Amendment contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them regarding the subject matter of this Amendment.

5.
This Amendment applies only to the specific instances set forth herein.  No other amendment by the Subscribers or the Company is granted or intended except as expressly set forth herein, and the Subscribers and the Company expressly reserve the right, now and at all times hereafter, to require strict compliance with the terms of the Subscription Agreement, Notes and Warrant in all other respects, whether in connection with any future transaction in respect of similar matters to those amended herein, or otherwise.

6.
It is the intention of the parties hereto that this Amendment and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of New York and that in any action, special proceeding or other proceedings that may be brought arising out of, in connection with or by reason of this Amendment, the law of the State of New York shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction on which any action or special proceeding may be instituted.

7.	This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

8.
In case any provision of this Amendment shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Amendment, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[-Signature page follows-]

[-Signature page to Amendment to Subscription Agreement-]

IN WITNESS WHEREOF, this Amendment Agreement has been executed as of this 25th day of August, 2011.

YESDTC HOLDINGS, INC.

By:	/s/ Joseph Noel
Name: Joeseph Noel
Title: Chief Executive Officer

Agreed and Accepted By:
SUBSCRIBER

By:	/s/ Barry Honig
Name: Barry Honig
Title:

3